EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227, 333-111130, 333-122475, and 333-129813) and S-3 (Nos. 33-51695, 333-36350, 333-49250, 333-70785 and 333-52463) of Western Digital Corporation and subsidiaries of our reports dated August 20, 2008 related to the consolidated balance sheets of Western Digital Corporation as of June 27, 2008 and June 29, 2007 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended June 27, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 27, 2008, which reports appear in the June 27, 2008 Annual Report on Form 10-K of Western Digital Corporation.

/s/  KPMG LLP
August 20, 2008
Costa Mesa, California